Exhibit 99.1

Robert E. Quinn

Candela Corporation

(508) 358-7400, ext. 330

bob.quinn@candelalaser.com

CANDELA ANNOUNCES RESULTS FOR THE FOURTH FISCAL QUARTER AND FULL YEAR

WAYLAND, MA, August 18, 2009 — Candela Corporation (NASDAQ:CLZR) today reported that revenues for the quarter ended June 27, 2009 were $31.4 million.  Income from continuing operations, including non-cash expenses of $1.5 million, was $380,000 or $0.02 per share on a fully-diluted basis.  Income from discontinued operations, net of income taxes, was $6,758,000 or $0.29 per share on a fully-diluted basis.  Net income for the quarter was $7,138,000 or $0.31 per share on a fully-diluted basis.

For the full year, the Company reported revenues of $116.6 million.  Loss from continuing operations was $10.6 million or $0.47 per share.  Loss from discontinued operations was $11.7 million or $0.51 per share. Net loss for the full year was $22.3 million or $0.98 per share.

Gerard E. Puorro, President and Chief Executive Officer, commented: “This is the third consecutive quarter of modest growth at the top line.  Our expense structure is stable and we continue to look forward to enhanced factory margins.  For the quarter, we were also cash positive.”  Puorro continued: “Our strong distribution channels and expansive product portfolio position us well for the eventual favorable turn in the world economy.  In the interim, we will continue to research and develop new products and applications that meet the needs of our customers.”

Conference Call Details

The Company will host a conference call today at 5:00 p.m. (EDT) to discuss this announcement. The call can be accessed live by dialing (866) 244-4518 or by visiting Candela Corporation’s website at www.candelalaser.com.

Investors may access a replay by dialing (888) 266-2081, passcode 1387359, which will be available from 7:30 p.m. (EDT) on August 18, 2009 through 11:30 p.m. (EDT) on August 21, 2009. The webcast replay will also be archived in the “Investor Relations” section of the company’s website.

About CANDELA:  Candela Corporation manufactures, and distributes innovative clinical solutions that enable physicians, surgeons, and personal care practitioners to treat selected cosmetic and medical conditions using lasers, aesthetic laser systems, and other advanced technologies. Founded near Boston in 1970, the company markets and services its products in 86 countries from offices and distributors in the United States, Europe, Japan, China and other Asian locations. Candela established the aesthetic laser market 20 years ago, and currently has an installed base of over 14,000 systems worldwide. Visit Candela on the Web at http://www.candelalaser.com.

Safe Harbor Statement:  Except for the historical information contained herein, this news release contains forward-looking statements that constitute Candela Corporation’s current intentions, hopes, beliefs, expectations or predictions of the future, which are therefore inherently subject to risks and uncertainties. These statements include declarations regarding our management’s beliefs and current expectations.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology.  These forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements.  The risks and uncertainties that may affect forward-looking statements include, among others: our ability to successfully implement cost reductions and reduce the size of our workforce, the pendency of re-examinations of the ‘844 Patent and the ‘568 Patent before the PTO, our alleged infringement of the ‘844 Patent and the ‘568 Patent, the validity of the ‘844 Patent and the ‘568 Patent, our expected legal expenses, our ability to remain independent, the expected recovery of our industry, our future revenue, gross margin, expense levels and earnings, our growth prospects, market acceptance of our products, the strength of our distribution channels, our ability to add new products, our ability to expand regulatory approvals and the liquidity of our common stock, the cancellation or deferral of customer orders, the risk of a material adverse judgment or increased litigation-related expenses  in pending litigation matters, dependence on a small number of strategic distribution relationships, difficulties in the timely development and market acceptance of new products, unanticipated increases in expenses, market developments that vary from the current public expectations concerning the growth of the laser industry, increased competitive pressures, changes in economic conditions, or difficulties in obtaining timely regulatory approvals. Further information on factors that could affect Candela’s performance is included in Candela’s periodic reports filed with the SEC. Candela cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Candela expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Candela’s expectations or any change in events, conditions or circumstances on which any such statement is based.

CANDELA CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 27,	June 28,
	2009	2008
Assets

Current assets:
Cash and cash equivalents	$25,707	$21,059
Marketable securities	3,100	12,131
Accounts receivable, net	34,109	43,320
Notes receivable	382	728
Inventories, net	27,572	33,141
Other current assets	6,542	9,043

Total current assets	97,412	119,422

Property and equipment, net	3,469	4,027

Long-term investments	—	3,512
Other assets	22,289	31,134

Total assets	$123,170	$158,095

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$11,887	$15,917
Accrued payroll and related expenses	4,947	4,680
Accrued warranty	4,953	5,373
Other accrued liabilities	6,476	10,176
Current liabilities of discontinued operations	865	1,200
Deferred income	11,863	13,614

Total current liabilities	40,991	50,960

Other long-term liabilities	4,735	7,346

Stockholders’ equity:
Common stock	262	261
Less: Treasury stock	(24,855)	(24,855)
Additional paid-in capital	76,111	73,174
Accumulated earnings	23,306	45,588
Accumulated other comprehensive income	2,620	5,621

Total stockholders’ equity	77,444	99,789

Total liabilities and stockholders’ equity	$123,170	$158,095

CANDELA CORPORATION

Unaudited Condensed Consolidated Statements of Income (Loss)

(in thousands, except per share data)

	For the three-months ended		For the twelve-months ended
	June 27,	June 28,	June 27,	June 28,
	2009	2008	2009	2008

Revenue	$31,393	$37,408	$116,580	$146,617
Cost of sales	19,395	22,247	72,019	81,104

Gross profit	11,998	15,161	44,561	65,513

Operating expenses:
Selling, general and administrative	10,344	$17,884	51,514	68,075
Research and development	2,146	2,467	10,555	10,104

Total operating expenses	12,490	20,351	62,069	78,179

Loss from operations	(492)	(5,190)	(17,508)	(12,666)

Other income (expense):
Interest income	86	298	511	1,628
Other income (expense)	276	14	(361)	(1,841)

Total other income (expense)	362	312	150	(213)

Loss from continuing operations before income taxes	(130)	(4,878)	(17,358)	(12,879)

Benefit from income taxes	(510)	(2,619)	(6,769)	(5,947)

Income (loss) from continuing operations	380	(2,259)	(10,589)	(6,932)

Income (loss) from discontinued operations, net of income taxes	6,758	(393)	(11,693)	(2,139)

Net income (loss)	$7,138	$(2,652)	$(22,282)	$(9,071)

Net income (loss) per share of common stock:

Basic
Income (loss) from continuing operations	$0.02	$(0.10)	$(0.47)	$(0.31)
Income (loss) from discontinued operations	0.30	(0.02)	(0.51)	(0.09)
Net income (loss)	$0.32	$(0.12)	$(0.98)	$(0.40)

Diluted
Income (loss) from continuing operations	$0.02	$(0.10)	$(0.47)	$(0.31)
Income (loss) from discontinued operations	0.29	(0.02)	(0.51)	(0.09)
Net income (loss)	$0.31	$(0.12)	$(0.98)	$(0.40)

Weighted average shares outstanding:
Basic	22,726	22,673	22,714	22,725

Diluted	22,989	22,673	22,714	22,725